Exhibit 99.1

NetScout Systems Reports Financial Results for Second Quarter Fiscal Year 2010

GAAP Revenue up 3% Sequentially; Non-GAAP Revenue up 2% Sequentially

GAAP Net Income up 35% Sequentially; Non-GAAP Net Income up 23% Sequentially

Low End of FY 2010 GAAP and non-GAAP EPS Guidance Raised

WESTFORD, Mass.--(BUSINESS WIRE)--October 22, 2009--NetScout Systems, Inc. (NASDAQ: NTCT):

Q2 FY 2010
	GAAP	Non-GAAP
Revenue	$59.7 million	$60.1 million
Net income	$7.1 million	$9.0 million
Net Income per share	$0.17	$0.22

NetScout Systems, Inc. (NASDAQ: NTCT), an industry leader for advanced network and service assurance solutions, today announced financial results for its second quarter of fiscal year 2010, ended September 30, 2009.

Total GAAP revenue for the second quarter of fiscal year 2010 was $59.7 million, and non-GAAP revenue was $60.1 million. Non-GAAP revenue excludes the purchase accounting adjustment to record the acquired Network General deferred revenue at fair value. Product revenue was $30.6 million on a GAAP and non-GAAP basis. Service revenue was $29.1 million on a GAAP basis and $29.5 million on a non-GAAP basis.

GAAP net income for the quarter was $7.1 million, or net income per diluted share of $0.17. GAAP income from operations was $11.7 million. On a non-GAAP basis, net income was $9.0 million, or $0.22 per diluted share, and non-GAAP income from operations was $14.8 million. Non-GAAP income from operations excludes the purchase accounting adjustment to record the acquired Network General deferred revenue at fair value, as well as share-based compensation expenses and amortization of acquired intangible assets. Non-GAAP net income excludes these effects as well as their related impact on the provision for income taxes. A reconciliation between GAAP and non-GAAP results is included in the attached financial tables.

“Our results are still being affected by the slow economy and depressed IT spending across most of our verticals. However, we are seeing signs of improvement that are appearing in our pipeline, and we continue to expect the economy and IT spending to improve in the second half of our fiscal year, which will amplify our normal seasonality. We are confirming our expectation that our bookings and revenue will accelerate in Q3 and Q4, on the strength of the pipeline,” said Anil Singhal, President and CEO of NetScout Systems. “We have maintained focus on cost and expense management, improving to a 25% non-GAAP operating margin despite lower revenue and, as a result, we are raising the low end of our FY 2010 EPS guidance range. We are lowering the high end of our FY 2010 revenue guidance range, recognizing weaker first half revenue. Looking forward, we see increasing opportunity in the wireless service provider market and we are stepping up our investment to accelerate our market share gains there. We are optimistic about our future growth in service provider and our other major market sectors.”

Second Quarter Financial Highlights:

  GAAP revenue decreased 13% year-over-year and increased 3% sequentially. Non-GAAP revenue decreased 18% year-over-year and increased 2% sequentially.
  GAAP product revenue decreased 22% year-over-year and increased 8% sequentially. Non-GAAP product revenue decreased 25% year-over-year and increased 8 % sequentially.
  GAAP service revenue decreased 1% year-over-year and 2% sequentially. Non-GAAP service revenue decreased 8% year-over-year and 3% sequentially.
  GAAP operating margin was 20% up from 13% a year ago and up 5 points sequentially. Non-GAAP operating margin was 25% up from 22% a year ago and up 4 points sequentially.
  As of September 30, 2009, total cash and cash equivalents and short and long-term marketable securities were $142.8 million, up $1.2 million from $141.6 million as of the end of the prior quarter.

Company Highlights:

  In the second quarter we released the nGenius® InfiniStream 2900 Series appliance, extending our end-to-end Unified Service Delivery Management strategy by enabling more visibility in more places. This new appliance has been designed and purpose-built for deployment in areas where there are cost constraints and extends the reach of our InfiniStream intelligent Deep Packet Capture technology closer to the user.

  We began shipping the newly enhanced version of Sniffer® Global network analyzer that is integrated with Cisco’s Wireless Mobility Service Engine to more quickly identify and resolve network and service performance issues over wireless LAN networks.
  NetScout was added to Standard & Poor's “S&P SmallCap 600”, effective September 23, 2009.
  Recently we announced the availability of nGenius Virtual Agent software, extending service delivery visibility into applications contained within a virtual computing environment. As a virtualized implementation of the company’s widely deployed nGenius Probe technology, the nGenius Virtual Agent seamlessly extends high-performance packet-flow monitoring and analysis capabilities deeper into the data center and private clouds — enabling the IT organization to regain end-to-end visibility of application traffic from within virtual servers.
  Recently we joined the Cisco Developer Network Program in the program’s Unified Communications technology category. In addition, NetScout Systems nGenius Performance Manager version 4.6 and Sniffer Intelligence version 4.6 have successfully completed interoperability testing with Cisco Systems Unified Communications Manager 6.1.

Guidance

NetScout has tightened the guidance range, lowering the high end of revenue guidance and raising the low end of net income per diluted share guidance for fiscal year 2010. GAAP revenue is now expected to be in the range of $259 to $269 million and non-GAAP revenue between $260 million to $270 million. GAAP net income per diluted share is now expected to be in the range of $0.65 to $0.75 and non-GAAP net income per diluted share is expected to be between $0.85 and $0.95. The fiscal year 2010 non-GAAP revenue expectation excludes the purchase accounting adjustment to fair value of approximately $1.3 million of Network General’s deferred revenue and the non-GAAP net income per diluted share expectation excludes the deferred revenue purchase accounting adjustment, as well as share-based compensation expenses of approximately $5.6 million, amortization of acquired intangible assets of approximately $5.9 million, and the related impact of these adjustments on the provision for income taxes of $4.9 million.

Use of Non-GAAP Financial Information

To supplement the financial measures presented in the Company's press release in accordance with accounting principles generally accepted in the United States ("GAAP"), the Company also presents non-GAAP measures relating to revenue, income from operations, net income and net income per diluted share which were adjusted from amounts determined based on GAAP to exclude the purchase accounting adjustment representing the fair value of Network General’s deferred revenue, share-based compensation expenses, amortization of acquired intangible assets, as well as the related income tax effects.

These non-GAAP measures are not in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP, and may have limitations in that they do not reflect all of NetScout’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate NetScout’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from or as a substitute for results prepared in accordance with GAAP.

The Company believes these non-GAAP financial measures will enhance the reader’s overall understanding of NetScout’s current financial performance and the Company's prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. The Company believes that providing these non-GAAP measures affords investors a view of the Company’s operating results that may be more easily compared to peer companies and also enables investors to consider the Company’s operating results on both a GAAP and non-GAAP basis during the period where GAAP results are affected by the Company’s acquisition of Network General. Presenting the GAAP measures on their own would not be indicative of the Company’s core operating results. Furthermore, NetScout believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provide useful information to management and investors regarding present and future business trends relating to its financial condition and results of operations.

As discussed above, Company management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions. These non-GAAP measures are among the primary factors that management uses in planning and forecasting future periods.

CONFERENCE CALL INSTRUCTIONS

The Company invites shareholders to listen to its conference call today at 4:30 p.m. ET, which will be webcast live through the Company’s website at http://www.netscout.com/investors. Alternatively, people can listen to the call by dialing 866-701-8242 for U.S./Canada and 763-416-6912 for international callers and using conference ID: 35698529. A replay of the call will be available after 7:30 p.m. ET on October 22 for approximately one week. The number for the replay is 800-642-1687 for U.S./Canada and 706-645-9291 for international callers. The conference ID is: 35698529.

About NetScout Systems

NetScout Systems, Inc. is the market leader in Unified Service Delivery Management enabling comprehensive end-to-end network and application assurance. For 25 years, NetScout has delivered breakthrough packet-flow technology that provides trusted and comprehensive real-time network and application performance intelligence enabling unified assurance of the network, applications and users. These solutions enable IT staff to predict, preempt and resolve network and service delivery problems while facilitating the optimization and capacity planning of the network infrastructure. NetScout nGenius® and Sniffer® solutions are deployed at more than 20,000 of the world’s largest enterprises, government agencies, and service providers, on over 740,000 network segments to assure the network, applications, and service delivery to their users and customers. More information about NetScout Systems is available at http://www.netscout.com.

Safe Harbor

Forward-looking statements in this press release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and other federal securities laws. Investors are cautioned that statements in this press release, which are not strictly historical statements, including the plans, objectives and future financial performance of NetScout, constitute forward-looking statements which involve risks and uncertainties. Actual results could differ materially from the forward-looking statements. Risks and uncertainties which could cause actual results to differ include, without limitation, risks and uncertainties associated with slowdowns or downturns in economic conditions generally and in the market for advanced network and service assurance solutions specifically, the Company’s relationships with strategic partners, dependence upon broad-based acceptance of the Company’s network performance management solutions, the Company’s ability to achieve and maintain a high rate of growth, introduction and market acceptance of new products and product enhancements, the ability of the Company to take advantage of service provider opportunities, competitive pricing pressures, reliance on sole source suppliers, successful expansion and management of direct and indirect distribution channels and dependence on proprietary technology. For a more detailed description of the risk factors associated with the Company, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2009 and subsequent Quarterly Reports on Form 10-Q on file with the Securities and Exchange Commission. NetScout assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

©2009 NetScout Systems, Inc. All rights reserved. NetScout and the NetScout logo and nGenius are registered trademarks of NetScout Systems, Inc.

NetScout Systems, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Revenue:
Product	$30,631	$39,513	$59,022	$74,430
Service	29,060	29,348	58,731	55,038
Total revenue	59,691	68,861	117,753	129,468

Cost of revenue:
Product	8,289	12,057	15,548	22,403
Service	4,584	5,289	9,493	10,280
Total cost of revenue	12,873	17,346	25,041	32,683

Gross profit	46,818	51,515	92,712	96,785

Operating expenses:
Research and development	8,670	10,135	17,888	20,308
Sales and marketing	21,372	25,739	43,478	49,798
General and administrative	4,604	6,080	9,834	12,611
Amortization of acquired intangible assets	491	490	981	981
Total operating expenses	35,137	42,444	72,181	83,698

Income from operations	11,681	9,071	20,531	13,087
Interest and other income (expense), net	(715)	(1,428)	(1,434)	(3,181)

Income before income tax expense	10,966	7,643	19,097	9,906
Income tax expense	3,880	2,701	6,774	3,467
Net income	$7,086	$4,942	$12,323	$6,439

Basic net income per share	$0.18	$0.13	$0.31	$0.16
Diluted net income per share	$0.17	$0.12	$0.30	$0.16
Weighted average common shares outstanding used in computing:
Net income per share - basic	40,395	39,201	40,352	39,078
Net income per share - diluted	41,590	41,008	41,388	40,781

NetScout Systems, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

GAAP Revenue	$59,691	$68,861	$117,753	$129,468
Product deferred revenue fair value adjustment	9	1,422	18	1,611
Service deferred revenue fair value adjustment	378	2,723	978	7,306
Non-GAAP revenue	$60,078	$73,006	$118,749	$138,385

GAAP Gross profit	$46,818	$51,515	$92,712	$96,785
Deferred revenue fair value adjustment	387	4,145	996	8,917
Shared-based compensation expense (1)	85	81	169	147
Amortization of acquired intangible assets (2)	995	995	1,990	2,007
Integration expense (3)	-	39	-	286
Non-GAAP Gross profit	$48,285	$56,775	$95,867	$108,142

GAAP Income from operations	$11,681	$9,071	$20,531	$13,087
Deferred revenue fair value adjustment	387	4,145	996	8,917
Shared-based compensation expense (1)	1,284	1,188	2,567	2,379
Amortization of acquired intangible assets (2)	1,486	1,485	2,971	2,988
Integration expense (3)	-	266	-	1,089
Non-GAAP Income from operations	$14,838	$16,155	$27,065	$28,460

GAAP Net income	$7,086	$4,942	$12,323	$6,439
Deferred revenue fair value adjustment	387	4,145	996	8,917
Shared-based compensation expense (1)	1,284	1,188	2,567	2,379
Amortization of acquired intangible assets (2)	1,486	1,485	2,971	2,988
Integration expense (3)	-	266	-	1,089
Income tax adjustments (4)	(1,200)	(2,692)	(2,483)	(5,842)
Non-GAAP Net income	$9,043	$9,334	$16,374	$15,970

GAAP Diluted Net income per share	$0.17	$0.12	$0.30	$0.16
Share impact of non-GAAP adjustments identified above	0.05	0.11	0.10	0.23
Non-GAAP Diluted net income per share	$0.22	$0.23	$0.40	$0.39

Shares used in computing non-GAAP diluted net income per share	41,590	41,008	41,388	40,781

(1)Share-based compensation expense included in these amounts is as follows:
Cost of product revenue	$29	$26	$57	$53
Cost of service revenue	56	55	112	94
Research and development	312	300	620	611
Sales and marketing	545	511	1,101	1,041
General and administrative	342	296	677	580
Total share-based compensation expense	$1,284	$1,188	$2,567	$2,379

(2)Amortization expense related to acquired software and product technology included in these amounts is as follows:
Cost of Product Revenue	$995	$995	$1,990	$2,007
Operating expenses	491	490	981	981
Total amortization expense	$1,486	$1,485	$2,971	$2,988

(3)Integration expense included in these amounts is as follows:
Cost of product revenue	$-	$-	$-	$141
Cost of service revenue	-	39	-	145
Research and development	-	75	-	177
Sales and marketing	-	85	-	199
General and administrative	-	67	-	427
Total integration expense	$-	$266	$-	$1,089

(4)Reflects the tax effect of non-GAAP adjustments above at the statutory rate of 38%

NetScout Systems, Inc.
Condensed Consolidated Balance Sheets
	(In thousands)
	(Unaudited)

	September 30	March 31
	2009	2009

Assets
Current assets:
Cash and cash equivalents	$84,698	$82,222
Marketable securities	29,232	24,162
Accounts receivable, net	33,159	39,827
Inventories	7,414	6,850
Refundable income taxes	6,764	8,389
Deferred income taxes	2,796	2,796
Prepaid expenses and other current assets	4,675	4,939

Total current assets	168,738	169,185

Fixed assets, net	12,434	13,848
Goodwill	128,177	128,177
Acquired intangible assets, net	56,639	59,610
Deferred income taxes	33,006	34,941
Long-term marketable securities	28,856	29,528
Other assets	1,668	1,445
Total assets	$429,518	$436,734

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$8,118	$6,385
Accrued compensation	12,674	23,156
Accrued other	4,849	5,407
Income taxes payable	4,780	1,702
Long-term debt, current portion	10,000	10,000
Deferred revenue	61,937	70,815

Total current liabilities	102,358	117,465

Other long-term liabilities	684	771
Accrued long-term retirement benefits	1,485	1,330
Long-term deferred revenue	8,572	8,937
Long-term debt, net of current portion	74,356	82,500
Total liabilities	187,455	211,003

Stockholders' equity:
Common stock	45	45
Additional paid-in capital	196,957	192,844
Accumulated other comprehensive loss	(1,565)	(1,461)
Treasury stock	(28,939)	(28,939)
Retained earnings	75,565	63,242

Total stockholders' equity	242,063	225,731

Total liabilities and stockholders' equity	$429,518	$436,734

CONTACT:
NetScout Systems, Inc.
Catherine Taylor, 978-614-4286
Director of Investor Relations
IR@netscout.com